UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2017

GROTE MOLEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-18958	[____________]
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10615 Professional Circle, Suite 201, Reno, NV 89521
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (855) 807-8776

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Reference is made to the disclosure made under Item 2.01 of this Report which is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On March 31, 2017, Grote Molen, Inc., a Nevada corporation (the "Registrant"), completed the sale of substantially all the assets, other than cash, used in or connection with the Registrant's home grain mill and kitchen mixer business to John Hofman and Bruce Crane, former officers and directors of the Registrant, in consideration for the assumption by such persons of substantially all the liabilities incurred by the Registrant in connection with such business and their agreement to indemnify and defend the Registrant against any losses actually incurred or suffered by the Registrant relating to or arising out of such business.  The assets acquired consisted of the non-cybersecurity assets of the Registrant and included accounts receivable, inventory, deposits, property and equipment and intangible assets.  The liabilities assumed included the non-cybersecurity liabilities of the Registrant and included accounts payable and accrued expenses and long and short-term notes payable and accrued interest thereon.  The new Board of Directors of the Registrant, all of whom were disinterested with regard to the transaction,  unanimously approved the transaction in a board meeting held on March 27, 2017 as it allows the Registrant to focus all of its energies on the cybersecurity business acquired as part of the Registrant's recent merger with BlackRidge Technology Holdings, Inc.

The sale was effected pursuant to an Asset Purchase Agreement, dated as of March 31, 2017, among the Registrant, as the seller, and John Hofman and Bruce Crane as the purchaser.

The foregoing summary of the Asset Purchase Agreement is qualified in its entirety by reference to the agreement, a copy of which is included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	SEC Reference Number	Title of Document	Location

10.1	10	Asset Purchase Agreement Among the Registrant and John Hofman and Bruce Crane dated as of March 31, 2017	This Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROTE MOLEN, INC.
Date: April 6, 2017
By: /s/ Robert Graham
Name: Robert Graham
Title: President